EXHIBIT 11

                             Linens 'n Things, Inc.
                Computation of Net Income (Loss) Per Common Share
                      (in Thousands except per share data)

                                                   1996       1995        1994       1993       1992
                                                   ----       ----        ----       ----       ----
FINANCIAL STATEMENT PRESENTATION
Weighted-average number of shares outstanding      19,286     19,268      19,268     19,268     19,268
                                                 ========   ========    ========   ========   ========
Net income (loss) before cumulative effect
  of change in accounting principle ..........   $ 15,039   $    (34)   $ 17,198   $ 11,719   $ (1,201)
Cumulative effect of change in accounting
   principle .................................       --          178        --         --         --
                                                 --------   --------    --------   --------   --------
Net income (loss) applicable to common shares    $ 15,039   $   (212)   $ 17,198   $ 11,719   $ (1,201)
                                                 ========   ========    ========   ========   ========
Per-share amounts
    Net income (loss) before cumulative effect
       of change in accounting principle .....   $   0.78   $  (0.00)   $   0.89   $   0.61   $  (0.06)
    Cumulative effect of change in accounting
       principle .............................       --         0.01        --         --         --
                                                 --------   --------    --------   --------   --------
      Net income (loss) per share ............   $   0.78   $  (0.01)   $   0.89   $   0.61   $  (0.06)
                                                 ========   ========    ========   ========   ========

PRIMARY
Weighted-average number of shares outstanding      19,286     19,268      19,268     19,268     19,268
                                                 ========   ========    ========   ========   ========
Net income (loss) before cumulative effect
  of change in accounting principle ..........   $ 15,039   $    (34)   $ 17,198   $ 11,719   $ (1,201)
Cumulative effect of change in accounting
   principle .................................       --          178        --         --         --
                                                 --------   --------    --------   --------   --------
Net income (loss) applicable to common shares    $ 15,039   $   (212)   $ 17,198   $ 11,719   $ (1,201)
                                                 ========   ========    ========   ========   ========
Per-share amounts
    Net income (loss) before cumulative effect
       of change in accounting principle .....   $   0.78   $  (0.00)   $   0.89   $   0.61   $  (0.06)
    Cumulative effect of change in accounting
       principle .............................       --         0.01        --         --         --
                                                 --------   --------    --------   --------   --------
      Net income (loss) per share ............   $   0.78   $  (0.01)   $   0.89   $   0.61   $  (0.06)
                                                 ========   ========    ========   ========   ========

FULLY DILUTED
Weighted-average number of shares outstanding
   and fully diluted common share equivalents      19,299     19,268      19,268     19,268     19,268
                                                 ========   ========    ========   ========   ========
Net income (loss) before cumulative effect
   of change in accounting principle .........   $ 15,039   $    (34)   $ 17,198   $ 11,719   $ (1,201)
Cumulative effect of change in accounting
   principle .................................       --          178        --         --         --
                                                 --------   --------    --------   --------   --------
Net income (loss) applicable to common shares    $ 15,039   $   (212)   $ 17,198   $ 11,719   $ (1,201)
                                                 ========   ========    ========   ========   ========
Per-share amounts
    Net income (loss) before cumulative effect
       of change in accounting principle .....   $   0.78   $  (0.00)   $   0.89   $   0.61   $  (0.06)
    Cumulative effect of change in accounting
       principle .............................       --         0.01        --         --         --
                                                 --------   --------    --------   --------   --------
      Net income (loss) per share ............   $   0.78   $  (0.01)   $   0.89   $   0.61   $  (0.06)
                                                 ========   ========    ========   ========   ========